UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

HOME INTERIORS & GIFTS, INC.

(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	333-62021 (Commission file number)	75-0981828 (I.R.S. Employer Identification No.)

1649 Frankford Road West
Carrollton, Texas 75007-4605
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (972) 695-1000

Item 5. Other Events

     Effective March 31, 2004, Home Interiors & Gifts, Inc. (the “Company”) entered into a new senior credit facility with Bear Stearns Corporate Lending Inc., as syndication agent, JPMorgan Chase Bank, as administrative agent, and the several lenders from time to time parties thereto, pursuant to which the Company, among other things, refinanced loans outstanding under its existing senior credit facility. The new senior credit facility provides for a seven-year term loan facility of up to $320 million and a $50 million five-year revolving credit facility.

     A portion of the proceeds of the new term loan and revolving credit facilities were used to repurchase, for an aggregate purchase price of $139.0 million, all of the Company’s outstanding shares of its 12.5% Senior Convertible Preferred Stock, pursuant to a Stock Purchase Agreement, dated March 31, 2004, among the Company and certain affiliates of the Company’s controlling stockholders.

     The remaining proceeds of new term loan and revolving credit facilities borrowed on the closing date were used (i) to refinance the Company’s existing senior debt, including partial year interest thereon (approximately $169.8 million), (ii) for general working capital purposes (approximately $2.0 million) and (iii) to pay transaction fees and expenses (approximately $9.2 million). Additionally, it is anticipated that future advances under the revolving credit facilities will be used for working capital needs and for general corporate purposes.

     This report contains forward-looking statements. These statements involve known an unknown risks, uncertainties and other factors that may cause Home Interiors & Gifts actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, forward-looking statements are identified by terminology such as “may,” “will”, “should,” “expects,” “plans”, “anticipates,” “believes,” “estimates”, “predicts,” “potential,” or “continue,” or the negative of such terms or other comparable terminology. All of these forward-looking statements are based on estimates and assumptions made by management of Home Interiors & Gifts which, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon such statements. Neither Home Interiors & Gifts nor any other person assumes responsibility for the accuracy and completeness of such statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

99.1	Credit Agreement, dated March 31, 2004, among Home Interiors & Gifts, Inc., the several banks and other financial institutions or entities parties thereto, Bear Stearns Corporate Lending Inc. and JPMorgan Chase Bank

99.2	Stock Purchase Agreement, dated March 31, 2004, among Home Interiors & Gifts Inc., HI Cayman, L.P. and HI Senior Debt Partners, L.P.

99.3	Termination and Mutual Release, dated as of March 31, 2004, by and between Home Interiors & Gifts, Inc., a Texas corporation, on the one hand, and HI Cayman, L.P., a Cayman Islands exempted limited partnership, and HI Senior Debt Partners, L.P., a Texas limited partnership

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME INTERIORS & GIFTS, INC.
Date: April 2, 2004	By:	/s/ Kenneth J. Cichocki
Kenneth J. Cichocki
Sr. Vice President of Finance and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Credit Agreement, dated March 31, 2004, among Home Interiors & Gifts, Inc., the several banks and other financial institutions or entities parties thereto, Bear Stearns Corporate Lending Inc. and JPMorgan Chase Bank

99.2	Stock Purchase Agreement, dated March 31, 2004, among Home Interiors & Gifts Inc. HI Cayman, L.P. and HI Senior Debt Partners, L.P.

99.3	Termination and Mutual Release, dated as of March 31, 2004, by and between Home Interiors & Gifts, Inc., a Texas corporation, on the one hand, and HI Cayman, L.P., a Cayman Islands exempted limited partnership, and HI Senior Debt Partners, L.P., a Texas limited partnership

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